
                                                               EXHIBIT 10(cc)(1)

                              SEPARATION AGREEMENT

                                     BETWEEN

                            CENTERPOINT ENERGY, INC.

                                       AND

                           TEXAS GENCO HOLDINGS, INC.

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.......................................................................................    2

         1.1        Action..................................................................................    2
         1.2        Affiliates..............................................................................    2
         1.3        Ancillary Agreements....................................................................    2
         1.4        Business................................................................................    2
         1.5        Business Day............................................................................    2
         1.6        Business Separation Plan................................................................    2
         1.7        CenterPoint's Auditors..................................................................    2
         1.8        CenterPoint Business....................................................................    2
         1.9        CenterPoint Field of Use................................................................    3
         1.10       CenterPoint Group.......................................................................    3
         1.11       CenterPoint Indemnitees.................................................................    3
         1.12       CenterPoint Intellectual Property.......................................................    3
         1.13       Code....................................................................................    3
         1.14       Commission..............................................................................    3
         1.15       Distribution Shares.....................................................................    3
         1.16       Exchange Act............................................................................    3
         1.17       Final Order.............................................................................    3
         1.18       Genco Assets............................................................................    3
         1.19       Genco Auditors..........................................................................    3
         1.20       Genco Balance Sheet.....................................................................    3
         1.21       Genco Business..........................................................................    4
         1.22       Genco Common Stock......................................................................    4
         1.23       Genco Debt Obligations..................................................................    4
         1.24       Genco Distribution Agent................................................................    4
         1.25       Genco Distribution Date.................................................................    4
         1.26       Genco Excluded Liabilities..............................................................    4
         1.27       Genco Group.............................................................................    4
         1.28       Genco Indemnitees.......................................................................    4
         1.29       Genco Intellectual Property.............................................................    4
         1.30       Genco Liabilities.......................................................................    4
         1.31       Genco LP................................................................................    5
         1.32       Genco Option............................................................................    5
         1.33       Genco Option Agreement..................................................................    5
         1.34       Genco Option Agreement Undertaking......................................................    5
         1.35       Genco Separation Date...................................................................    5
         1.36       Genco Tax Allocation Agreement..........................................................    5
         1.37       Genco Transition Services Agreement.....................................................    5
         1.38       Governmental Approvals..................................................................    6
         1.39       Governmental Authority..................................................................    6
         1.40       Holding Company Restructuring...........................................................    6
         1.41       Indebtedness............................................................................    6
         1.42       Indemnifying Party......................................................................    6
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
         1.43       Indemnitee..............................................................................    6
         1.44       Indemnity Payment.......................................................................    6
         1.45       Information.............................................................................    6
         1.46       Insurance Proceeds......................................................................    6
         1.47       Intellectual Property...................................................................    7
         1.48       Liabilities.............................................................................    7
         1.49       Losses..................................................................................    7
         1.50       Master Separation Agreement.............................................................    7
         1.51       NYSE....................................................................................    7
         1.52       Person..................................................................................    7
         1.53       PUCT....................................................................................    7
         1.54       Record Date.............................................................................    7
         1.55       Regulatory Proceedings..................................................................    8
         1.56       REI.....................................................................................    8
         1.57       Resources...............................................................................    8
         1.58       Subsidiary..............................................................................    8
         1.59       Taxes...................................................................................    8
         1.60       Technical Services Agreement............................................................    8
         1.61       Technical Services Assignment and Assumption Agreement..................................    8
         1.62       Third Party Claim.......................................................................    8
         1.63       Utilities Code..........................................................................    8

ARTICLE II THE GENCO DISTRIBUTION AND THE ACTIONS PENDING...................................................    9

         2.1        Delivery of Shares for Genco Distribution...............................................    9
         2.2        Actions Prior to the Genco Distribution.................................................    9
         2.3        Conditions Precedent to the Genco Distribution..........................................    9
         2.4        Cooperation............................................................................    10
         2.5        Fractional Shares......................................................................    10

ARTICLE III MUTUAL RELEASES; INDEMNIFICATION...............................................................    11

         3.1        Release of Pre-Distribution Claims.....................................................    11
         3.2        Indemnification by Genco...............................................................    13
         3.3        Indemnification by CenterPoint.........................................................    13
         3.4        Indemnification Obligations Net of Insurance Proceeds and Other Amounts................    14
         3.5        Procedures for Indemnification of Third Party Claims...................................    15
         3.6        Additional Matters.....................................................................    16
         3.7        Remedies Cumulative....................................................................    16
         3.8        Survival of Indemnities................................................................    16
         3.9        Indemnification of Directors and Officers..............................................    17

ARTICLE IV CORPORATE GOVERNANCE AND CERTAIN OTHER MATTERS..................................................    17

         4.1        Charter, Bylaws and Board of Directors of Genco........................................    17
         4.2        Issuance of Stock......................................................................    17

ARTICLE V INTELLECTUAL PROPERTY............................................................................    17
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                                       ii

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
         5.1        Assignment.............................................................................    17
         5.2        License Grants.........................................................................    17
         5.3        Cooperation and Further Undertakings...................................................    18
         5.4        CenterPoint Disclaimer of Warranties...................................................    18
         5.5        Genco Disclaimer of Warranties.........................................................    18

ARTICLE VI ENVIRONMENTAL MATTERS...........................................................................    18

         6.1        Definitions............................................................................    18
         6.2        Environmental Liabilities..............................................................    20
         6.3        Genco Excluded Liabilities.............................................................    20
         6.4        Genco Liabilities......................................................................    20
         6.5        Post-Separation Date Environmental Arrangements........................................    20

ARTICLE VII ARBITRATION; DISPUTE RESOLUTION................................................................    21

         7.1        Agreement to Arbitrate.................................................................    21
         7.2        Escalation.............................................................................    21
         7.3        Demand for Arbitration.................................................................    22
         7.4        Arbitrators............................................................................    22
         7.5        Hearings...............................................................................    23
         7.6        Discovery and Certain Other Matters....................................................    24
         7.7        Certain Additional Matters.............................................................    24
         7.8        Continuity of Service and Performance..................................................    25
         7.9        Law Governing Arbitration Procedures...................................................    25

ARTICLE VIII COVENANTS AND OTHER MATTERS...................................................................    25

         8.1        Other Agreements.......................................................................    25
         8.2        Agreement for Exchange of Information..................................................    26
         8.3        Auditors and Audits; Annual and Quarterly Statements and Accounting....................    27
         8.4        Audit Rights...........................................................................    29
         8.5        Preservation of Legal Privileges.......................................................    29
         8.6        Payment of Expenses....................................................................    30
         8.7        Governmental Approvals.................................................................    30
         8.8        Regulatory Proceedings.................................................................    30
         8.9        Continuance of CenterPoint Credit Support; Borrowings..................................    31
         8.10       [Reserved Section].....................................................................    32
         8.11       Confidentiality........................................................................    32
         8.12       Capacity Auctions......................................................................    33
         8.13       Nuclear Decommissioning Trust and Investment...........................................    33

ARTICLE IX MISCELLANEOUS...................................................................................    33

         9.1        Limitation of Liability................................................................    33
         9.2        Entire Agreement.......................................................................    34
         9.3        Governing Law..........................................................................    34
         9.4        Termination............................................................................    34
         9.5        Notices................................................................................    34
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         9.6        Counterparts...........................................................................    34
         9.7        Binding Effect; Assignment.............................................................    34
         9.8        Severability...........................................................................    34
         9.9        Failure or Indulgence Not Waiver; Remedies Cumulative..................................    35
         9.10       Amendment..............................................................................    35
         9.11       Authority..............................................................................    35
         9.12       Interpretation.........................................................................    35
         9.13       Conflicting Agreements.................................................................    35

                              SEPARATION AGREEMENT

                  THIS SEPARATION AGREEMENT (this "Agreement") is entered into effective as of August 31, 2002 between CenterPoint Energy, Inc., a Texas corporation ("CenterPoint"), and Texas Genco Holdings, Inc., a Texas corporation ("Genco"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Article I hereof.

                                    RECITALS

                  WHEREAS, Genco was incorporated on August 24, 2001 and organized as a wholly owned direct Subsidiary of Reliant Energy, Incorporated, a Texas corporation ("REI"), on September 21, 2001; and

                  WHEREAS, effective August 31, 2002, REI consummated a restructuring transaction (the "Holding Company Restructuring") as a result of which it became an indirect wholly owned subsidiary of CenterPoint; and

                  WHEREAS, as part of the Holding Company Restructuring, REI conveyed the Genco Assets to Genco and Genco contributed the Genco Assets to Texas Genco, LP, a Texas limited partnership and a wholly owned subsidiary of Genco ("Genco LP"); and

                  WHEREAS, as part of the Holding Company Restructuring REI was converted into a Texas limited liability company named CenterPoint Energy Houston Electric, LLC ("CenterPoint Houston"); and

                  WHEREAS, under the Texas Electric Choice Plan (the "Texas Electric Restructuring Law"), CenterPoint Houston is entitled to recover its "stranded costs" associated with the Genco Assets; and

                  WHEREAS, the Texas Electric Restructuring Law allows alternate methods for establishing a market value for the Genco Assets, and under the Business Separation Plan, REI agreed that the fair market value of the Genco Assets will be determined using the partial stock market valuation method permitted under the law; and

                  WHEREAS, CenterPoint intends to distribute (the "Genco Distribution") approximately 19% of the outstanding shares of Genco Common Stock to CenterPoint's common shareholders on a pro rata basis in order to effect the partial stock valuation method for the Genco Assets as contemplated under the Business Separation Plan; and

                  WHEREAS, in 2004 following the Genco Distribution, Reliant Resources, Inc., a Delaware corporation ("Resources"), will have the option purchase all of the shares of Genco Common Stock then owned by CenterPoint pursuant to the Genco Option Agreement; and

                  WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Genco Business from the CenterPoint Business and the Genco Distribution.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Action. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

         1.2 Affiliates. An "Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For this purpose "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person controlled, whether through ownership of voting securities, by contract or otherwise. The fact that any Person may be deemed at any time an Affiliate of another Person for purposes of the Utilities Code shall not create any implication that such Persons are "affiliates" for purposes of this Agreement. Notwithstanding anything herein to the contrary, no member of the Genco Group shall be deemed an Affiliate of any member of the CenterPoint Group and no member of the CenterPoint Group shall be deemed an Affiliate of any member of the Genco Group.

         1.3 Ancillary Agreements. "Ancillary Agreements" means (i) the Genco Transition Services Agreement and the Genco Tax Allocation Agreement between the parties hereto of even date herewith, (ii) the conveyances and other related documents delivered in connection with the transfer of the Genco Assets to Genco LP in connection with the Holding Company Restructuring, (iii) the Technical Services Assignment and Assumption Agreement, (iv) the Genco Option Agreement Undertaking, and (v) such other agreements, documents or instruments as the parties may agree are necessary or desirable and which specifically state that they are Ancillary Agreements within the meaning of this Agreement.

         1.4 Business. "Business" means either of the CenterPoint Business or the Genco Business, as the context requires.

         1.5 Business Day. "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Texas are authorized or obligated by law or executive order to close.

         1.6 Business Separation Plan. "Business Separation Plan" means the Business Separation Plan, as amended, filed by REI with the PUCT in accordance with Section 39.051 of the Utilities Code and approved by the PUCT at its open meeting on December 1, 2000 (Docket No. 21956).

         1.7 CenterPoint's Auditors. "CenterPoint's Auditors" means CenterPoint's independent certified public accountants.

         1.8 CenterPoint Business. "CenterPoint Business" means any business of CenterPoint and its Subsidiaries other than the Genco Business.

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         1.9      CenterPoint Field of Use. "CenterPoint Field of Use" means electric power transmission and distribution; natural gas distribution; thermal utilities and systems; and interstate pipeline and gathering activities.

         1.10 CenterPoint Group. "CenterPoint Group" means CenterPoint, each Subsidiary of CenterPoint (other than any member of the Genco Group) immediately after the Genco Separation Date and each Person that becomes a Subsidiary of CenterPoint after the Genco Separation Date.

         1.11 CenterPoint Indemnitees. "CenterPoint Indemnitees" has the meaning assigned to that term in Section 3.2.

         1.12 CenterPoint Intellectual Property. "CenterPoint Intellectual Property" means that Intellectual Property owned, in whole or in part, immediately prior to the Genco Separation Date, by any entity that, subsequent to the Separation Date, will be a part of the CenterPoint Group.

         1.13 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.14 Commission. "Commission" means the Securities and Exchange Commission.

         1.15 Distribution Shares. "Distribution Shares" has the meaning set forth in Section 2.1.

         1.16 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.17 Final Order. Unless the context requires otherwise, "Final Order," "Order," "Injunction," "Decree," "Legal Restraint," "Prohibition," "Writ" or other words of similar import shall mean final adjudication by a court or regulatory agency that is no longer subject to rehearing or appeal.

         1.18 Genco Assets. "Genco Assets" means all of the generation assets (as that term is defined in Section 39.251(3) of the Utilities Code) that belonged to the Reliant Energy HL&P Division of REI before such assets were conveyed, assigned, transferred and delivered to Genco LP pursuant to a Bill of Sale and Assignment dated as of August 31, 2002 (the "Genco Bill of Sale"). The Genco Assets include, without limitation, the generation plants and other assets and contract and permit rights associated with those generation plants as described in the Genco Bill of Sale. The methodology for determining the demarcation between Genco Assets and CenterPoint's transmission and distribution assets is set forth in Section D of the Business Separation Plan.

         1.19 Genco Auditors. "Genco Auditors" means Genco's independent certified public accountants.

         1.20 Genco Balance Sheet. "Genco Balance Sheet" means the consolidated balance sheet of Genco and affiliates as of August 31, 2002.

         1.21 Genco Business. "Genco Business" means the electric generation business and operations conducted with the Genco Assets.

         1.22 Genco Common Stock. "Genco Common Stock" means the Common Stock, par value $.001 per share, of Genco.

         1.23 Genco Debt Obligations. "Genco Debt Obligations" means all Indebtedness of Genco or any other member of the Genco Group, excluding all Indebtedness of any member of the CenterPoint Group to the extent it constitutes Indebtedness of Genco by virtue of clause (f) or clause (g) of the definition of Indebtedness. Genco Debt Obligations shall include, as of the date of the Genco Balance Sheet, the Indebtedness of Genco reflected on such balance sheet.

         1.24 Genco Distribution Agent. "Genco Distribution Agent" has the meaning set forth in Section 2.1.

         1.25 Genco Distribution Date. "Genco Distribution Date" has the meaning set forth in Section 2.1.

         1.26 Genco Excluded Liabilities. "Genco Excluded Liabilities" means any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be retained or assumed by CenterPoint or any other member of the CenterPoint Group, and all agreements and obligations of any member of the CenterPoint Group under this Agreement or any of the Ancillary Agreements.

         1.27 Genco Group. "Genco Group" means Genco, each Subsidiary of Genco immediately after the Genco Separation Date, including the Subsidiaries set forth in Schedule 1.27, and each Person that becomes a Subsidiary of Genco after the Genco Separation Date.

         1.28 Genco Indemnitees. "Genco Indemnitees" has the meaning set forth in Section 3.3.

         1.29 Genco Intellectual Property. "Genco Intellectual Property" means that Intellectual Property owned, in whole or in part, immediately prior to the Genco Separation Date, by any entity which, subsequent to the Genco Separation Date, will be a part of the Genco Group.

         1.30     Genco Liabilities. "Genco Liabilities" means:

                           (i) any and all Liabilities under contracts for the purchase of fuel, equipment or other goods and services for use in the Genco Business;

                           (ii) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed by Genco or any member of the Genco Group, including Liabilities under the Technical Services Agreement and the contracts, agreements and permits included in the Genco Assets; and

                           (iii) all Liabilities (other than Taxes based on, or measured by reference to, net income), primarily relating to, arising out of, or resulting from:

                                    (A)      the operation of the Genco
                           Business, as conducted at any time prior to, on or after, the Genco Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                    (B)      the operation of any business
                           conducted by the Genco Group at any time after the Genco Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                    (C)      the ownership or use of the Genco
                           Assets; and

                                    (D)      the Genco Debt Obligations.

Notwithstanding the foregoing, the Genco Liabilities shall not include the Genco Excluded Liabilities.

         1.31 Genco LP. "Genco LP" means Texas Genco, LP, a Texas limited partnership and a wholly owned direct Subsidiary of Genco.

         1.32 Genco Option. "Genco Option" means the "Option" as defined in the Genco Option Agreement.

         1.33 Genco Option Agreement. "Genco Option Agreement" means the Texas Genco Option Agreement dated as of December 31, 2000 between REI and Resources.

         1.34 Genco Option Agreement Undertaking. "Genco Option Agreement Undertaking" means that certain Undertaking to Comply with Certain Provisions of Option Agreement entered into as of August 31, 2002 by Genco under which Genco has agreed to observe and comply with certain covenants of the Genco Option Agreement.

         1.35 Genco Separation Date. "Genco Separation Date" means August 31, 2002, the date on which the Genco Assets were transferred to Genco LP and the Genco Liabilities were assumed by Genco or Genco LP pursuant to that certain Bill of Sale and Assignment of even date therewith.

         1.36 Genco Tax Allocation Agreement. "Genco Tax Allocation Agreement" means the Tax Allocation Agreement of even date herewith between CenterPoint and Genco.

         1.37 Genco Transition Services Agreement. "Genco Transition Services Agreement" means the Transition Services Agreement of even date herewith between CenterPoint and Genco.

         1.38 Governmental Approvals. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

         1.39 Governmental Authority. "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         1.40 Holding Company Restructuring. "Holding Company Restructuring" has the meaning set forth in the recitals hereto.

         1.41 Indebtedness. "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others,
(h) all capital lease obligations of such Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding daily cash overdrafts associated with routine cash operations.

         1.42 Indemnifying Party. "Indemnifying Party" has the meaning set forth in Section 3.4.

         1.43     Indemnitee. "Indemnitee" has the meaning set forth in Section
3.4.

         1.44 Indemnity Payment. "Indemnity Payment" has the meaning set forth in Section 3.4.

         1.45 Information. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

         1.46     Insurance Proceeds. "Insurance Proceeds" means those monies:

                  (a)      received by an insured from an insurance carrier; or

                  (b) paid by an insurance carrier on behalf of the insured;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

         1.47 Intellectual Property. "Intellectual Property" means all U.S. and foreign intellectual and industrial property, including patent applications, patents and any reissues or reexaminations thereof, trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, mask works, copyrights, (including copyrights in computer programs, software, computer code, documentation, programming tools, drawings, specifications and data), moral rights of authorship, rights in designs, trade secrets, technology, inventions, discoveries, improvements, know-how, proprietary rights, formulae, processes, methods, technical information, confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection.

         1.48 Liabilities. "Liabilities" means any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action, order, injunction or consent decree of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         1.49 Losses. "Losses" means any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

         1.50 Master Separation Agreement. "Master Separation Agreement" means that certain Master Separation Agreement dated as of December 31, 2000 between REI and Resources.

         1.51     NYSE. "NYSE" means the New York Stock Exchange.

         1.52 Person. "Person" means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         1.53     PUCT. "PUCT" means the Public Utility Commission of Texas.

         1.54 Record Date. "Record Date" means the close of business on the date determined by the Board of Directors of CenterPoint as the record date for determining the shareholders of CenterPoint entitled to receive shares of Genco Common Stock in the Genco Distribution.

         1.55 Regulatory Proceedings. "Regulatory Proceedings" means filings, notices, adjudicatory proceedings, rulemakings, enforcement actions before an agency or in court relative to regulatory activity, and any other proceedings at or before any regulatory or administrative agency. The term shall refer also to appellate activities relative to any of the foregoing, including actions seeking injunctions, writs of mandamus and appeals.

         1.56     REI. "REI" has the meaning set forth in the recitals hereto.

         1.57 Resources. "Resources" has the meaning set forth in the recitals hereto.

         1.58 Subsidiary. A "Subsidiary" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         1.59 Taxes. "Taxes" has the meaning set forth in the Genco Tax Allocation Agreement.

         1.60 Technical Services Agreement. "Technical Services Agreement" means that certain Technical Services Agreement dated as of December 31, 2000 between REI and Resources.

         1.61 Technical Services Assignment and Assumption Agreement. "Technical Services Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement for the Technical Services Agreement entered into as of August 31, 2002 by and between Genco LP and REI under which Genco LP assumed certain obligation of REI and REI assigned certain rights to Genco LP under the Technical Services Agreement.

         1.62 Third Party Claim. "Third Party Claim" has the meaning set forth in Section 3.5.

         1.63     Utilities Code. "Utilities Code" means the Utilities Code of
Texas.

                                   ARTICLE II

                 THE GENCO DISTRIBUTION AND THE ACTIONS PENDING
                             THE GENCO DISTRIBUTION

         2.1 DELIVERY OF SHARES FOR GENCO DISTRIBUTION. (a) On or prior to the date the Genco Distribution is made (the "Genco Distribution Date"), CenterPoint will deliver or cause to be delivered to the distribution agent to be appointed by CenterPoint (the "Genco Distribution Agent") a single stock certificate, endorsed by CenterPoint in blank, representing approximately 19.0% of the shares of Genco Common Stock then owned by CenterPoint (the "Distribution Shares") and shall cause the transfer agent for the shares of CenterPoint common stock to instruct the Genco Distribution Agent to distribute on a prorata basis on the Genco Distribution Date the appropriate number of such Distribution Shares to each such holder of record or designated transferee or transferees of such holder of record of CenterPoint common stock as of the Record Date.

                  (b) Obligation to Provide Information. CenterPoint and Genco, as the case may be, will provide to the Genco Distribution Agent all share certificates and any information required in order to complete the Genco Distribution on the basis specified above.

         2.2 ACTIONS PRIOR TO THE GENCO DISTRIBUTION. CenterPoint and Genco shall use their reasonable commercial efforts to consummate the Genco Distribution. Such efforts shall include, but not necessarily be limited to, the following:

                  (a) CenterPoint and Genco shall cooperate in preparing, filing with the Commission and causing to become effective a registration statement on Form 10 registering the Genco Common Stock under the Exchange Act. CenterPoint and Genco shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (b) CenterPoint and Genco shall prepare and mail, prior to the Genco Distribution Date, to the holders of record of CenterPoint common stock as of the Record Date such information concerning Genco and the Genco Distribution and such other matters as CenterPoint shall reasonably determine are necessary and as may be required by law.

                  (c) CenterPoint and Genco shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Genco Distribution.

                  (d) Genco shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of the Genco Common Stock to be distributed in the Genco Distribution on the NYSE, subject to official notice of distribution.

         2.3 CONDITIONS PRECEDENT TO THE GENCO DISTRIBUTION. The parties hereto shall use their reasonable commercial efforts to satisfy the conditions listed below to the consummation of the Genco Distribution. The obligations of the parties to use their reasonable commercial efforts to consummate the Genco Distribution shall be conditioned on the satisfaction, or waiver by CenterPoint, of the following conditions:

                  (a) The registration statement on Form 10 related to the Genco Distribution shall have been filed with and declared effective by the Commission, and no stop order shall be in effect with respect thereto.

                  (b) The information concerning Genco and the Genco Distribution described in Section 2.2(b) shall have been prepared and mailed to the holders of common stock of CenterPoint.

                  (c) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 2.2(c) shall have been taken and, where applicable, have become effective or been accepted.

                  (d) The Genco Common Stock to be issued in the Genco Distribution shall have been approved for listing on the NYSE, on official notice of distribution.

                  (e) CenterPoint shall be satisfied in its sole discretion that it will satisfy the stock ownership requirements of Section 1504(a)(2) of the Code with respect to the stock of Genco.

                  (f) Any material Governmental Approvals necessary to consummate the Genco Distribution shall have been obtained and be in full force and effect.

                  (g) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Genco Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect and no other event outside the control of Genco shall have occurred or failed to occur that prevents the consummation of the Genco Distribution.

                  (h) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Genco Distribution in order to assure the successful completion of the Genco Distribution shall have been taken.

                  (i) This Agreement and all Ancillary Agreements have been executed and shall not have been terminated.

                  (j) No events or developments shall have occurred that, in the judgment of the Board of Directors of CenterPoint, would result in the Genco Distribution's having a material adverse effect on CenterPoint or on the shareholders of CenterPoint.

         2.4 COOPERATION. Genco shall consult with, and cooperate in all respects with, CenterPoint in connection with the Genco Distribution and shall, at CenterPoint's direction, promptly take any and all actions necessary or desirable to consummate the Genco Distribution.

         2.5 FRACTIONAL SHARES. CenterPoint shall direct the Genco Distribution Agent to determine the number of whole shares and fractional shares of Genco Common Stock allocable to each holder of record of CenterPoint common stock as of the Record Date, to aggregate all such fractional shares and to appoint an independent broker-dealer that is not an Affiliate of CenterPoint or Genco (the "Independent Broker-Dealer") to sell the whole shares obtained thereby in open market transactions. The Independent Broker-Dealer shall, in its sole discretion, determine when, how and at what price to make its sales. The Genco Distribution Agent shall cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sales by the Independent Broker Dealer, after making appropriate deductions of any amount required to be withheld for federal income tax purposes. CenterPoint shall direct the Genco Distribution Agent to aggregate the shares of CenterPoint common stock known to be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                  ARTICLE III

                        MUTUAL RELEASES; INDEMNIFICATION

         3.1      RELEASE OF PRE-DISTRIBUTION CLAIMS.

                  (a) Except as provided in Section 3.1(c), effective as of the Genco Distribution Date, Genco does hereby, for itself and each other member of the Genco Group, their respective Affiliates (other than any member of the CenterPoint Group), successors and assigns, and all Persons who at any time prior to the Genco Distribution Date have been shareholders, directors, officers, agents or employees of any member of the Genco Group (in each case, in their respective capacities as such), remise, release and forever discharge CenterPoint, each member of the CenterPoint Group and their respective Affiliates (other than any member of the Genco Group), successors and assigns, and all Persons who at any time prior to the Genco Distribution Date have been shareholders, directors, officers, agents or employees of any member of the CenterPoint Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever to Genco and each other member of the Genco Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Genco Distribution Date, including in connection with the transactions and all other activities to implement the Genco Distribution.

                  (b) Except as provided in Section 3.1(c), effective as of the Genco Distribution Date, CenterPoint does hereby, for itself and each other member of the CenterPoint Business, their respective Affiliates (other than any member of the Genco Group), successors and assigns, and all Persons who at any time prior to the Genco Distribution Date have been shareholders, directors, officers, agents or employees of any member of the CenterPoint Group (in each case, in their respective capacities as such), remise, release and forever discharge Genco, each member of the Genco Group, and their respective Affiliates (other than any member of the CenterPoint Group), successors and assigns, and all Persons who at any time prior to the Genco Distribution Date have been shareholders, directors, officers, agents or employees of any member of the Genco Business (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever to CenterPoint and each other member of the CenterPoint Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Genco Distribution Date, including in connection with the transactions and all other activities to implement the Genco Distribution.

                  (c) Nothing contained in Section 3.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in this Agreement or in any Ancillary Agreement. Nothing contained in Section 3.1(a) or (b) shall release any Person from:

                           (i) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                           (ii)     any Liability for the sale, lease,
                  construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Genco Distribution Date;

                           (iii) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Business;

                           (iv) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article III and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                           (v) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 3.1; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 3.1 but for the provisions of this clause (v).

                  (d) Genco shall not make, and shall not permit any member of the Genco Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against CenterPoint or any member of the CenterPoint Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). CenterPoint shall not make, and shall not permit any member of the CenterPoint Group to make, any claim or demand, or commence any

Action asserting any claim or demand, including any claim of contribution or any indemnification, against Genco or any member of the Genco Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

                  (e) It is the intent of each of CenterPoint and Genco by virtue of the provisions of this Section 3.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Genco Distribution Date, between or among Genco or any member of the Genco Group, on the one hand, and CenterPoint or any member of the CenterPoint Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Genco Distribution Date), except as expressly set forth in Section 3.1(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

         3.2 INDEMNIFICATION BY GENCO. Except as provided in Section 3.4, Genco shall, and in the case of clauses (a), (b) and (c) below shall in addition cause the Appropriate Member of the Genco Group (as defined below) to, indemnify, defend and hold harmless CenterPoint, each member of the CenterPoint Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CenterPoint Indemnitees") from and against any and all Losses of the CenterPoint Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

                  (a) the failure of Genco or any other member of the Genco Group or any other Person to pay, perform or otherwise promptly discharge any Genco Liabilities in accordance with their respective terms, whether prior to or after the Genco Distribution Date or the date thereof;

                  (b)      the Genco Business or any Genco Liability;

                  (c) any breach by Genco or any member of the Genco Group of this Agreement or any of the Ancillary Agreements; and

                  (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the registration statement on Form 10 and the related information statement sent to the holders of CenterPoint's common stock related to the Genco Distribution (other than information regarding CenterPoint provided by CenterPoint to Genco for inclusion therein).

As used in this Section 3.2, "Appropriate Member of the Genco Group" means the member or members of the Genco Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the loss from and against which indemnity is provided.

         3.3 INDEMNIFICATION BY CENTERPOINT. Except as provided in Section 3.4, CenterPoint shall, and in the case of clauses (a), (b) and (c) below shall in addition cause the Appropriate Member of the CenterPoint Group (as defined below) to, indemnify, defend and hold harmless Genco, each member of the Genco Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Genco Indemnitees") from and against any and all Losses of the Genco Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

                  (a) the failure of CenterPoint or any other member of the CenterPoint Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of any member of the CenterPoint Group other than the Genco Liabilities, in accordance with their respective terms, whether prior to or after the Genco Distribution Date or the date hereof;

                  (b) the CenterPoint Business or any Liability of any member of the CenterPoint Group other than the Genco Liabilities;

                  (c) any breach by CenterPoint or any member of the CenterPoint Group of this Agreement or any of the Ancillary Agreements; and

                  (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information regarding CenterPoint provided by CenterPoint to Genco for inclusion in the registration statement on Form 10 or the information statement sent to the holders of CenterPoint's common stock related to the Genco Distribution.

As used in this Section 3.3, "Appropriate Member of the CenterPoint Group" means the member or members of the CenterPoint Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

         3.4 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any Loss subject to indemnification or reimbursement pursuant to this Article III will be net of Insurance Proceeds that actually reduce the amount of the Loss. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Loss. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

                  (b) An insurer who would otherwise be obligated to pay any claims shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary

Agreement shall obligate any member of any Business to seek to collect or recover any Insurance Proceeds.

         3.5 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the CenterPoint Group or the Genco Group of any claims or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.2 or 3.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 3.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 3.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

                  (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 3.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense (included allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

                  (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

                  (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of an Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against such Indemnitee.

                  (f) The provisions of Section 3.2 through 3.5 shall not apply to Taxes (which are covered by the Genco Tax Allocation Agreement).

         3.6 ADDITIONAL MATTERS. (a) Any claim on account of a Loss that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section 3.6 and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

                  (d) THE PARTIES UNDERSTAND AND AGREE THAT THE INDEMNIFICATION OBLIGATIONS HEREUNDER AND UNDER THE ANCILLARY AGREEMENTS MAY INCLUDE INDEMNIFICATION FOR LOSSES RESULTING FROM, OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, AN INDEMNIFIED PARTY'S OWN NEGLIGENCE OR STRICT LIABILITY.

         3.7 REMEDIES CUMULATIVE. The remedies provided in this Article III shall be cumulative and, subject to the provisions of Article VII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         3.8 SURVIVAL OF INDEMNITIES. The rights and obligations of each CenterPoint and Genco and their respective Indemnitees under this Article III shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

         3.9 INDEMNIFICATION OF DIRECTORS AND OFFICERS. For purpose of Sections 3.2 through 3.8, inclusive, and notwithstanding anything to the contrary contained herein, Persons who serve on both the Board of Directors of Genco and the Board of Directors of CenterPoint and persons who serve as officers of both Genco and CenterPoint shall be deemed both Genco Indemnitees and CenterPoint Indemnitees.

                                   ARTICLE IV

                 CORPORATE GOVERNANCE AND CERTAIN OTHER MATTERS

         4.1 CHARTER, BYLAWS AND BOARD OF DIRECTORS OF GENCO. As of the Genco Distribution Date, (i) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Genco shall be in the forms attached to
Schedule 4.1(a) and 4.1(b) hereto, respectively, which shall comply in all material respects with the requirements set forth in Sections 2.3 and 8.2 of the Genco Option Agreement, and (ii) the individuals named in Schedule 4.1(c) shall constitute the Board of Directors of Genco.

         4.2 ISSUANCE OF STOCK. In addition to and without limiting the scope of any restrictions arising under Section 3.6 of the Genco Option Agreement, following the Genco Distribution Date, without the prior consent of CenterPoint, Genco shall not issue any stock of Genco or any securities, options, warrants or rights convertible into or exercisable or exchangeable for stock of Genco.

                                    ARTICLE V

                              INTELLECTUAL PROPERTY

         5.1 ASSIGNMENT. CenterPoint hereby assigns to Genco all of its right, title and interest in and to the Genco Intellectual Property; the goodwill of CenterPoint symbolized by any trademarks or service marks assigned hereunder; and all rights of action accrued or to accrue under or by virtue of any of the Genco Intellectual Property, including the right to sue and recover for past infringement or misappropriation.

         5.2      LICENSE GRANTS

                  (a) Grants to CenterPoint. Except as provided below in this Section 5.2(a), Genco grants to each Person within the CenterPoint Group a worldwide, perpetual, royalty-free license to use in the CenterPoint Field of Use the Genco Intellectual Property, including the right to sublicense customers or suppliers of CenterPoint or its Subsidiaries to the extent necessary for such customers to use in the CenterPoint Field of Use products or services of CenterPoint or its Subsidiaries and for such suppliers to provide equipment or services to CenterPoint or its Subsidiaries in connection with their operations in the CenterPoint Field of Use. This license specifically excludes any grant to any Person within the CenterPoint Group of any rights to use any trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, or other names and slogans embodying business or product goodwill (or both) which are a part of the Genco Intellectual Property.

                  (b)      Grants to Genco. Except as provided below in this
Section 5.2(b), CenterPoint grants to each Person within the Genco Group a worldwide, perpetual, royalty-free license to use the CenterPoint Intellectual Property, including the right to sublicense customers or suppliers of Genco or its Subsidiaries to the extent necessary for such customers to use the products or services of Genco or its Subsidiaries and for such suppliers to provide equipment or services to Genco or its Subsidiaries in connection with their operations. This license specifically excludes any grant to any Person within the Genco Group of any rights to use any trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, or other names and slogans embodying business or product goodwill (or both) which are a part of the CenterPoint Intellectual Property.

         5.3 COOPERATION AND FURTHER UNDERTAKINGS. CenterPoint agrees that it and its Subsidiaries shall, without additional compensation, execute and deliver further instruments of conveyance, transfer and assignment as requested by Genco, its successors, or assigns; reasonably cooperate and assist in providing information for making and completing regulatory and other filings; and take any and all other actions as Genco, its successors, or assigns may reasonably require to (1) effectively assign, convey and transfer the Genco Intellectual Property and any associated goodwill, and all rights therein to Genco, its successors, or assigns and (2) to protect, enforce and exploit the Genco Intellectual Property. Genco agrees that it will continue to prosecute any patent applications which it is currently prosecuting, but if it determines that any such application should be abandoned, it will inform CenterPoint of its decision and on request will assign to CenterPoint all its rights.

         5.4 CENTERPOINT DISCLAIMER OF WARRANTIES. CENTERPOINT AND ITS SUBSIDIARIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE GENCO INTELLECTUAL PROPERTY AND THE CENTERPOINT INTELLECTUAL PROPERTY. CENTERPOINT AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY, VALIDITY OR ADEQUACY OF THE GENCO INTELLECTUAL PROPERTY OR THE CENTERPOINT INTELLECTUAL PROPERTY FOR ANY PURPOSE OR USE.

         5.5 GENCO DISCLAIMER OF WARRANTIES. GENCO AND ITS SUBSIDIARIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE GENCO INTELLECTUAL PROPERTY. GENCO AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY, VALIDITY OR ADEQUACY OF THE GENCO INTELLECTUAL PROPERTY FOR ANY PURPOSE OR USE.

                                   ARTICLE VI

                              ENVIRONMENTAL MATTERS

         6.1      DEFINITIONS. The following definitions apply to this Article
                  VI:

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

                  (a) "CenterPoint Real Property" means land and improvements as to which fee title, or (except where fee title thereto has been conveyed to Genco as part of the Genco Assets) any leasehold, easement or other real property interest therein, is owned by CenterPoint or any Affiliate thereof which is located adjacent to or in the vicinity of any land constituting, or any interest in which constitutes, Genco Real Property.

                  (b) "Environmental Conditions" means any pollution, contamination, degradation, damage or injury caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, Release (as that term is defined below), or emission of any "Waste Materials."

                  (c)      "Environmental Law" or "Environmental Laws" means all

laws, rules, regulations, statutes, ordinances, decrees or orders, now, heretofore or hereafter in force, of any Governmental Authority and relating to
(i) the control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (1) the terms and conditions of any license, permit, approval, or other authorization by any governmental entity, and (2) judicial, administrative, or other regulatory decrees, judgments, and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. Section 1401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., and any state, county, or local regulations similar thereto.

                  (d) "Environmental Liabilities" shall mean any and all Liabilities, responsibilities, claims, suits, Losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, requirement, responsibility, or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements), or (b) pursuant to any claim by a governmental entity or other person or entity for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute.

                  (e) "Genco Real Property" means all land and improvements as to which fee title, or (except where fee title thereto was retained by CenterPoint or any Affiliate thereof) any leasehold, easement or other real property interest therein, has been conveyed to Genco as part of the Genco Assets.

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

                  (f) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

                  (g) "Waste Materials" means any (i) toxic or hazardous materials or substances; (ii) solid wastes; (iii) radioactive materials; (iv) petroleum wastes and Releases of petroleum products; (v) Releases of any other substance that is regulated; and (iv) Releases which could be required to be remediated by any Governmental Authority under any applicable Environmental Law.

         6.2 ENVIRONMENTAL LIABILITIES. Notwithstanding the general definitions of Genco Liabilities and Genco Excluded Liabilities contained in
Article I, Environmental Liabilities related to the Genco Business and Genco Real Property and CenterPoint Business and CenterPoint Real Property shall be allocated between Genco (and thus included in Genco Liabilities) and CenterPoint (and thus included in Genco Excluded Liabilities) as set forth in this Article VI.

         6.3 GENCO EXCLUDED LIABILITIES. Genco Excluded Liabilities shall include the following Environmental Liabilities:

                  (a) those resulting from or arising in connection with operation of the CenterPoint Business, including any such Environmental Liabilities resulting from Releases of Waste Materials to, from, at, on or beneath the Genco Real Property ("CenterPoint Business Environmental Liabilities").

                  (b) those, other than Genco Business Environmental Liabilities (as defined below), resulting from or arising in connection with Releases of Waste Materials to, from, at, on or beneath the CenterPoint Real Property.

         6.4 GENCO LIABILITIES. Genco Liabilities shall include the following Environmental Liabilities:

                  (a) those resulting from or arising in connection with operation of the Genco Business, including any such Environmental Liabilities resulting from Releases of Waste Materials to, from, at, on or beneath the CenterPoint Real Property ("Genco Business Environmental Liabilities").

                  (b) those, other than CenterPoint Business Environmental Liabilities, resulting from or arising in connection with Releases of Waste Materials to, from, at, on or beneath the Genco Real Property.

         6.5 POST-SEPARATION DATE ENVIRONMENTAL ARRANGEMENTS. Each Party shall cooperate with the other on a reasonable basis with respect to Environmental Conditions as to which such other Party reasonably anticipates liability or the first Party anticipates that such other Party may have liability. Such cooperation shall include sharing relevant information on a timely basis (other than that protected by attorney-client or other non-disclosure privilege according to law). It shall also include, subject to the reasonable needs and requirements of the first Party based on its own operations, reasonable access for investigatory and/or remedial purposes, and reasonable use of on-site facilities and utilities, all at such other Party's cost insofar as out-of-pocket expenses incurred as a result of such activities are concerned. Further, each Party agrees to act in good faith in undertaking work to investigate or remediate Environmental Conditions that may give rise to a claim for indemnification hereunder with a view to avoiding unnecessary or excessive costs.

                                  ARTICLE VII

                         ARBITRATION; DISPUTE RESOLUTION

         7.1 AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article VII shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of, under or in connection with, or relate to, this Agreement or any Ancillary Agreement, the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or (for a period of ten years after the date hereof) the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the CenterPoint Group and the Genco Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article VII shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Section 7.7 and except to the extent provided under the Federal Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in this Section 7.1.

         7.2 ESCALATION. (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously and on a mutually acceptable negotiated basis any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel or like officer or official of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable efforts to meet within 30 days of the date of delivery of the Escalation Notice.

                  (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 7.3.

         7.3 DEMAND FOR ARBITRATION. (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether that party delivered the Escalation Notice) may deliver a notice demanding arbitration of that dispute, controversy or claim (a "Arbitration Demand Notice"). In the event that any party shall deliver an Arbitration Demand Notice to another party, that other party may itself deliver an Arbitration Demand Notice to the first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline (as defined below) has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 7.2, is a prerequisite to a demand for arbitration under
Section 7.3. In the event that any party delivers an Arbitration Demand Notice with respect to any dispute, controversy or claim that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

                  (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Section 7.7(d), upon delivery of an Arbitration Demand Notice pursuant to Section 7.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this
Article VI.

         7.4 ARBITRATORS. (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referred to therein shall attempt to select a sole arbitrator satisfactory to all such parties.

                  (b) In the event that the parties are not able jointly to select a sole arbitrator within that 15-day period, the parties shall each appoint an arbitrator (who need not be disinterested as to the parties or the matter) within 30 days after delivery of the Arbitration

Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

                  (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above, the two arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to the Senior Judge of the U.S. District Court for the Southern District of Texas to select the sole arbitrator, which selection shall be made by such Person within 30 days after such application. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to each of the parties and shall be reasonably competent in the applicable subject matter.

                  (d)      The sole arbitrator selected pursuant to paragraph
(a), (b) or (c) above will set a time for the hearing of the matter, which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event the hearing shall be no longer than 90 days). The final decision of the arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

                  (e) The place of any arbitration hereunder will be Houston, Texas, unless otherwise agreed by the parties.

         7.5 HEARINGS. Within the time period specified in Section 7.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative value. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the procedures of the Center for Public Resources of New York ("CPR"). The decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum, or, if lower, the maximum amount permitted by applicable law. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

         7.6 DISCOVERY AND CERTAIN OTHER MATTERS. (a) Any party involved in a dispute subject to this Article VII may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. The right to documents permitted herein shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure. Any such discovery shall be conducted expeditiously and shall not cause the hearing provided for in Section 7.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect the proprietary rights of the parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

                  (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or double or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

                  (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

                  (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses (except as set forth in Section 7.6(a)), including the costs of witnesses selected by such party.

         7.7 CERTAIN ADDITIONAL MATTERS. (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

                  (b) Prior to the time at which an arbitrator is appointed pursuant to Section 7.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

                  (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article VII and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

                  (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

         7.8 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VII with respect to all matters not subject to such dispute, controversy or claim.

         7.9 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article VII, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Federal Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 7.3.

                                  ARTICLE VIII

                           COVENANTS AND OTHER MATTERS

         8.1 OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments annexed to this Agreement, CenterPoint and Genco agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

         8.2 AGREEMENT FOR EXCHANGE OF INFORMATION. Each of CenterPoint and Genco agrees to provide, or cause to be provided, to each other as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any Regulatory Proceeding, judicial proceeding or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of CenterPoint or Genco as it relates to the conduct of such businesses, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (a) After the Genco Distribution Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                  (b) Any Information owned by a party that is provided to a requesting party pursuant to this Section 8.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  (c) To facilitate the exchange of Information pursuant to this Section 8.2 and other provisions of this Agreement after the Genco Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Genco Distribution Date substantially in accordance with its policies as in effect on the date hereof. Genco shall not amend its or its Subsidiaries' record retention policies prior to the Genco Distribution Date without the consent of CenterPoint. However, except as set forth in the Genco Tax Allocation Agreement, at any time after the Genco Distribution Date, each party may amend its respective record retention policies at its discretion; provided, however, that if a party desires to effect the amendment within three years after the Genco Distribution Date, the amending party must give 30 days' prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that existed on the Genco Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

                  (d) No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section
8.2 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 8.2(c).

                  (e)      The rights and obligations granted under this Section
8.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                  (f) Each party hereto shall, except in the case of a dispute subject to this Article VIII brought by one party against another party (which shall be governed by the discovery rules that may be applicable under Article VII or otherwise), use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Regulatory Proceeding, judicial proceeding or other proceeding in which the requesting party may from time to time be involved, regardless of whether such Regulatory Proceeding, judicial proceeding or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

                  (g) To the extent Genco or a member of the Genco Group is deemed or determined by the PUCT by final order no longer subject to rehearing by the PUCT to be an "affiliate" or a "competitive affiliate" of CenterPoint, Genco and CenterPoint shall observe any applicable requirements of the Utilities Code, PUCT rules and the CenterPoint code of conduct and shall require their respective personnel and contractor personnel to observe that code of conduct. No member of the CenterPoint Group or the Genco Group shall directly or indirectly make application or request to the PUCT to make such a finding or determination, nor will any member of the CenterPoint Group or the Genco Group directly or indirectly take a position in support of such a finding or determination.

         8.3 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as Genco remains a Subsidiary of CenterPoint, and with respect to any financial reporting period during which Genco was a Subsidiary of CenterPoint:

                  (a) Genco shall not select a different accounting firm than the firm selected by CenterPoint to audit its financial statements to serve as the Genco Auditors for purposes of providing an opinion on its consolidated financial statements without CenterPoint's prior written consent (which shall not be unreasonably withheld).

                  (b) Genco shall use its reasonable commercial efforts to enable the Genco Auditors to complete their audit such that they will date their opinion on Genco's audited annual financial statements on the same date that CenterPoint's Auditors date their opinion on CenterPoint's audited annual financial statements, and to enable CenterPoint to meet its timetable for the printing, filing and public dissemination of CenterPoint's annual financial statements. Genco shall use its reasonable commercial efforts to enable the Genco Auditors to complete their quarterly review procedures such that they will provide clearance on Genco's quarterly financial statements on the same date that CenterPoint's Auditors provide clearance on CenterPoint's quarterly financial statements.

                  (c) Genco shall provide to CenterPoint on a timely basis all Information that CenterPoint reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of CenterPoint's annual and quarterly financial statements. Without limiting the generality of the foregoing, Genco will provide all required financial information with respect to Genco and its Subsidiaries to the Genco Auditors in a sufficient and reasonable time and in sufficient detail to permit the Genco Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to CenterPoint's Auditors with respect to Information to be included or contained in CenterPoint's annual and quarterly financial statements. Similarly, CenterPoint shall provide to Genco on a timely basis all Information that Genco reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Genco's annual and quarterly financial statements. Without limiting the generality of the foregoing, CenterPoint will provide all required financial Information with respect to CenterPoint and its Subsidiaries to CenterPoint's Auditors in a sufficient and reasonable time and in sufficient detail to permit CenterPoint's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Genco Auditors with respect to Information to be included or contained in Genco's annual and quarterly financial statements.

                  (d) Genco shall authorize the Genco Auditors to make available to CenterPoint's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Genco and work papers related to the annual audits and quarterly reviews of Genco, in all cases within a reasonable time prior to the Genco Auditors' opinion date, so that CenterPoint's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Genco Auditors as it relates to CenterPoint's Auditors' report on CenterPoint's financial statements, all within sufficient time to enable CenterPoint to meet its timetable for the printing, filing and public dissemination of CenterPoint's annual and quarterly statements. Similarly, CenterPoint shall authorize CenterPoint's Auditors to make available to the Genco Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of CenterPoint and work papers related to the annual audits and quarterly reviews of CenterPoint, in all cases within a reasonable time prior to CenterPoint's Auditors' opinion date, so that the Genco Auditors are able to perform the procedures they consider necessary to take responsibility for the work of CenterPoint's Auditors as it relates to the Genco Auditors' report on Genco's financial statements, all within sufficient time to enable Genco to meet its timetable for the printing, filing and public dissemination of Genco's annual and quarterly financial statements.

                  (e) Genco may not change its accounting principles or practices if a change in such accounting principle or practice would be required to be disclosed in Genco's financial statements as filed with the SEC or otherwise publicly disclosed therein without the prior written consent of CenterPoint, except for changes which are required by GAAP and as to which there is no discretion on the part of Genco, as concurred in by Genco Auditors prior to its implementation. Genco shall give CenterPoint as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or, subject as aforesaid, accounting principles from those in effect on the Genco Separation Date. Genco will consult with CenterPoint and, if requested by CenterPoint, Genco will consult with CenterPoint's Auditors with respect thereto. CenterPoint shall give Genco as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Genco Separation Date.

                  (f) Nothing in Sections 8.2 and 8.3 shall require Genco to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Genco is required under
Section 8.2 or Section 8.3 to disclose any such information, Genco shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information. Similarly, nothing in Sections 8.2 and 8.3 shall require CenterPoint to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that CenterPoint is required under Section 8.2 or Section 8.3 to disclose any such information, CenterPoint shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

         8.4 AUDIT RIGHTS. To the extent any member of the CenterPoint Group provides goods or services to any member of the Genco Group or any member of the Genco Group provides goods or services to a member of the CenterPoint Group under this Agreement or under any Ancillary Agreement, the company providing such goods or services (the "Providing Company") shall maintain complete and accurate books and records relating to costs and charges made to the company receiving such goods and services (the "Receiving Company"). Books and accounts shall be maintained in accordance with generally accepted accounting principles, consistently applied, and to the extent such books and records relate to regulated business activities, shall conform to any applicable regulatory code of accounts which the Receiving Company is required to comply with, to the extent such conformity is reasonably feasible. If conformity to a regulatory code of accounts is infeasible, the Providing Company shall maintain its books and records related to the provision of goods and services in such a manner that the Receiving Company may readily reconcile such books and records to the applicable code of accounts. Annually, the Receiving Company shall be entitled to audit the Providing Company's books and records related to the goods and services provided, using its own personnel or personnel from its independent auditing firm. Discrepancies identified as a result of any audit shall be promptly reconciled between the parties in accordance with any provisions of the Ancillary Agreement or, if no such provision is applicable, in accordance with the dispute resolution provisions of this Agreement. Any charge which is not questioned by the Receiving Company within the calendar year after the charge was rendered shall be deemed incontestable.

         8.5 PRESERVATION OF LEGAL PRIVILEGES. CenterPoint and Genco recognize that the members of their respective Businesses possess and will possess information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege or work product exemption and other concepts of legal protection ("Privilege"). Each party recognizes that they shall be jointly entitled to the Privilege with respect to such privileged information and that each shall be entitled to maintain and use for its own benefit all such information and advice, but both parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other party's interest. To that end neither party will knowingly waive or compromise any Privilege associated with such information and advice without the consent of the other party. In the event that privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

         8.6 PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties, all out-of-pocket costs and expenses of the parties hereto incurred in connection with the preparation of this Agreement, the Ancillary Agreements, the registration statement on Form 10 and related information statement and the completion of the Genco Distribution shall be paid by CenterPoint.

         8.7 GOVERNMENTAL APPROVALS. The parties acknowledge that certain of the transactions contemplated by this Agreement and the Ancillary Agreements are subject to certain conditions established by applicable government regulations, orders, and approvals ("Existing Authority"). The parties intend to implement this Agreement, the Ancillary Agreements and the transactions contemplated thereby consistent with and to the extent permitted by Existing Authority and to cooperate toward obtaining and maintaining in effect such Governmental Approvals as may be required in order to implement this Agreement and each of the Ancillary Agreements as fully as possible in accordance with their respective terms. To the extent that any of the transactions contemplated by this Agreement or any Ancillary Agreement require any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

         8.8 REGULATORY PROCEEDINGS. It is recognized and understood that high levels of cooperation and assistance will be required between members of the CenterPoint Group and the Genco Group in connection with Regulatory Proceedings necessary to implement the Genco Distribution and the Business Separation Plan approved by the PUCT and all matters relating to the Genco Option. During the period from the Genco Separation Date until an order issued by the PUCT in connection with the stranded cost determination regarding the Genco Assets becomes final and nonappealable, the parties agree as follows:

                  (a) Upon reasonable request, members of the CenterPoint Group and of the Genco Group will provide personnel, information and other assistance to members of the other Business in order to prepare, file and prosecute to completion Regulatory Proceedings which are either (i) required to be filed under the Utilities Code or under the Business Separation Plan or (ii) deemed by the requesting party to be desirable to implement or preserve some aspect of the Separation contemplated herein.

                  (b) Assistance provided may, without limitation, relate to information that has been transferred to or retained by the assisting party in the separation or which the assisting party is uniquely qualified to provide in connection with Regulatory Proceedings that relate to the Separation and its implementation under the Utilities Code. Assistance may take the form of developing, filing and giving testimony and reports to the PUCT or other regulatory authority.

                  (c) The appropriate members of the CenterPoint Group or the Genco Group shall timely file with the PUCT or other regulatory authority or court and shall prosecute to completion all Regulatory Proceedings required to implement the Business Separation Plan approved by the PUCT, the Genco Option and the other provisions of this Agreement.

                  (d) A member of the CenterPoint Group shall make all regulatory filings contemplated above in this Section 8.8 except where a member of the Genco Group is required by the Utilities Code to file separately or join in such filings. A member of the CenterPoint Group will be responsible for the direction and prosecution of all Regulatory Proceedings in which CenterPoint Group filings are made.

                  (e) Except as provided below, the party supplying assistance shall be reimbursed for costs incurred in providing assistance. For time expended by its personnel, the assisting party shall be reimbursed for actual salary costs, plus payroll burdens and overhead allocations in accordance with its standard procedures for reimbursing other members of its Business. Services provided for information technology or other internal services shall be charged in the same manner they would be charged among the members of the providing company's Business, and out of pocket costs paid to third parties shall be reimbursed at actual cost.

The party requesting assistance shall endeavor to minimize the impacts of such assistance on the other business needs of the assisting party.

         8.9 CONTINUANCE OF CENTERPOINT CREDIT SUPPORT; BORROWINGS. Notwithstanding any other provision of this Agreement or the provisions of any Ancillary Agreement to the contrary, the parties hereby agree that CenterPoint and each Subsidiary of CenterPoint shall maintain in full force and effect each guarantee, letter of credit, keepwell or support agreement or other credit support document, instrument or other similar arrangement issued for the benefit of any Person in the Genco Group by or on behalf of CenterPoint or a Subsidiary of CenterPoint (the "Credit Support Arrangements") which is outstanding as of the Genco Distribution Date, until the earlier of (a) such time as such Credit Support Arrangement terminates in accordance with its terms or is otherwise released at the request of Genco or (b) the date Genco ceases to be a Subsidiary of CenterPoint; provided, that Genco shall use commercially reasonable efforts, at the request of CenterPoint, to attempt to release or replace any Credit Support Arrangement for which such replacement or release is reasonably available. All such obligations shall be deemed Genco Liabilities. For so long as CenterPoint or any Subsidiary of CenterPoint remains liable with respect to any such Credit Support Arrangement, (1) Genco shall pay, or cause the Person in the Genco Group for whose benefit the Credit Support Arrangement is provided to pay, the underlying obligation as and when the same shall become due and payable, to the end that neither CenterPoint nor such Subsidiary of CenterPoint shall be required to make any payment under or by reason of its obligation under such Credit Support Arrangement and (2) CenterPoint or such Subsidiary shall retain all rights of reimbursement and subrogation it may have, whether arising by law, by contract or otherwise, with respect to such Credit Support Arrangement and such rights shall be enforceable against Genco as well as the Subsidiary of Genco for whose benefit the Credit Support Arrangement was made. Members of the CenterPoint Group may advance funds to or borrow funds from members of the Genco Group from time to time at market-based rates; provided, however, that except as provided in the Genco Option Agreement, no member of the CenterPoint Group or the Genco Group shall have any obligation to do so.

         To the extent covenants and agreements contained in any loan or credit agreement or other financing document in effect on the date of this Agreement to which any member of the CenterPoint Group is a party requires, or requires such party to cause, any member of the Genco Group to take or refrain from taking any action, or provides for a default or event of default if any member of the Genco Group takes or refrains from taking any action, such member of the Genco Group shall at all times prior to the Genco Distribution Date take or refrain from taking any such action as would result in a breach or violation of, or a default under, such agreement.

         8.10     [RESERVED SECTION]. [Reserved.]

         8.11     CONFIDENTIALITY.

                  (a) CenterPoint and Genco shall hold and shall cause the members of the CenterPoint Group and the Genco Group, respectively, to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein); provided, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, CenterPoint or Genco, as the case may be, will be responsible or (ii) to the extent any member of the CenterPoint Group or the Genco Group is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause
(ii) above, CenterPoint or Genco, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the party whose Confidential Information is required to be disclosed shall or shall cause the other party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 8.11, "Confidential Information" shall mean all proprietary, technical or operational information, data or material of one party which, prior to or following the Genco Distribution Date, has been disclosed by CenterPoint or members of the CenterPoint Group, on the one hand, or Genco or members of the Genco Group, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 8.2 hereof or any other provision of this Agreement (except to the extent that such Information can be shown to have been (a) in the public domain through no fault of such party (or, in the case of CenterPoint, any other member of the CenterPoint Group or, in the case of Genco, any other member of the Genco Group) or (b) later lawfully acquired from other sources by the party (or, in the case of CenterPoint, such member of the CenterPoint Group or, in the case of Genco, such member of the Genco Group) to which it was furnished; provided, however, in the case of (b) that such sources did not provide such Information in breach of any confidentiality obligations).

                  (b) Notwithstanding anything to the contrary set forth herein, (i) CenterPoint and the other members of the CenterPoint Group, on the one hand, and Genco and the other members of the Genco Group, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between CenterPoint or any other member of the CenterPoint Group, or Genco or any other members of the Genco Group, on the one hand, and any employee of CenterPoint or any other member of the CenterPoint Group, or Genco or any other members of the Genco Group, on the other hand, shall remain in full force and effect. Confidential Information of CenterPoint or any other member of the CenterPoint Group, on the one hand, or Genco or any other member of the Genco Group, on the other hand, in the possession of and used by the other as of the Genco Distribution Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the CenterPoint Group or the Genco Group, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 8.11(a). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and assets in which the relevant Confidential Information is used or employed in one transaction or in a series or related transactions. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

         8.12 CAPACITY AUCTIONS. Genco shall cause Genco LP to auction its capacity in accordance with the terms of Section 10.14 of the Master Separation Agreement.

         8.13 NUCLEAR DECOMMISSIONING TRUST AND INVESTMENT. Genco shall comply with the applicable terms of Section 10.13 of the Master Separation Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN ANY ANCILLARY AGREEMENT, IN NO EVENT SHALL ANY MEMBER OF THE CENTERPOINT GROUP OR THE GENCO GROUP OR THEIR RESPECTIVE DIRECTORS, OFFICERS OR EMPLOYEES BE LIABLE TO ANY OTHER MEMBER OF THE CENTERPOINT GROUP OR THE GENCO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT.

         9.2 ENTIRE AGREEMENT. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referred to or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         9.3 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

         9.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated at any time prior to the Genco Distribution Date by and in the sole discretion of CenterPoint without the approval of Genco. This Agreement may be terminated at any time after the Genco Distribution Date by mutual consent of CenterPoint and Genco. In the event of termination pursuant to this Section 9.4, neither party shall have any liability of any kind to the other party.

         9.5 NOTICES. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's General Counsel at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

         9.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         9.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

         9.8 SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         9.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair that right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.10 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

         9.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, (b) the execution, delivery and performance of this Agreement and the Ancillary Agreements by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and the Ancillary Agreements and (d) this Agreement and the Ancillary Agreements are legal, valid and binding obligations, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         9.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to that term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, that reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         9.13 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of that other agreement shall prevail.

         WHEREFORE, the parties have signed this Separation Agreement effective as of the date first set forth above.

                                     CENTERPOINT ENERGY, INC.

                                     By:  /s/ DAVID M. MCCLANAHAN
                                          -------------------------------------
                                          David M. McClanahan
                                          President and Chief Executive Officer

                                     TEXAS GENCO HOLDINGS, INC.

                                     By:  /s/ DAVID G. TEES
                                          -------------------------------------
                                          David G. Tees
                                          President and Chief Executive Officer

                                                                   SCHEDULE 1.27

                            Genco Group Subsidiaries

       Name                 Form of Entity           Jurisdiction of Formation
       ----                 --------------           -------------------------
Texas Genco GP, LLC    Limited Liability Company              Texas

Texas Genco LP, LLC    Limited Liability Company              Delaware

Texas Genco, LP        Limited Partnership                    Texas

                                                                 SCHEDULE 4.1(a)

                 Amended and Restated Articles of Incorporation

                                                                 SCHEDULE 4.1(b)

                           Amended and Restated Bylaws

                                                                 SCHEDULE 4.1(c)

                           Board of Directors of Genco

David M. McClanahan
David G. Tees